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                                                                    EXHIBIT 23.5

                    CONSENT OF SBC WARBURG DILLON READ INC.

     We hereby consent to the use of Appendix C containing our opinion letter to the Board of Directors of The O'Gara Company ("O'Gara") dated as of the date of and incorporated in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the Merger of Kroll Holdings, Inc. ("Kroll") with a wholly owned subsidiary of O'Gara and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SBC WARBURG DILLON READ INC.

By:                              /s/ WILLIAM POWELL
    -----------------------------------------------------
                                Authorized Signature
By:                              /s/ AARON C. HILL
    -----------------------------------------------------
                                Authorized Signature

New York, New York
September 12, 1997